Exhibit 21

                                  SUBSIDIARIES
                                                                     % of
                                                                   Ownership
                                                                       by
                             Name of Company                      TV Filme, Inc.
-------------------------------------------------------------     --------------

ITSA-Intercontinental Telecomunicacoes Ltda.,                         99(1)
a Brazilian limited liability company

Filme Sub, Inc., a Delaware corporation                              100

TV Filme Servicos de Telecomunicacoes Ltda.,                          49(2)
a Brazilian limited liability company

TV Filme Brasilia de Telecomunicacoes Ltda., a Brazilian
limited liability company                                             99(1)

TV Filme Goiania de Telecomunicacoes Ltda., a Brazilian               99(1)
limited liability company

TV Filme Belem de Telecomunicacoes Ltda., a Brazilian                 99(1)
limited liability company

TV Filme of Cayman, Ltd., a Cayman Island limited partnership         99(1)

ITSA of Cayman, Ltd., a Cayman Island limited partnership               (3)

TV FILME Programadora Ltda., a  Brazilian limited liability
company                                                               99(4)


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(1)   The remaining 1% interest is held by Filme Sub, Inc.
(2)   The remaining 51% is owned by TVTEL Ltda.
(3) Owned 99% by ITSA-Intercontinental Telecomunicacoes Ltda. and 1% by TV Filme Brasilia de Telecomunicacoes Ltda.
(4) Owned 99% by ITSA-Intercontinental Telecomunicacoes Ltda. and 1% by Filme Sub., Inc.